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                                                                    EXHIBIT 23.1

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 7, 2001, except as to the restatement described in the seventh paragraph of Note 1, as to which the date is May 10, 2001 relating to the financial statements of Student Advantage, Inc. which appears in the Current Report on Form 8-K/A dated May 16, 2001 (filed on June 28, 2001). We also consent to the reference to us under the heading "Experts" ifn such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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Portland, Maine
July 20, 2001